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                                                                   Exhibit 10.10

                                  STAPLES, INC.




                            STAPLES.COM COMMON STOCK
                               PURCHASE AGREEMENT




                          Dated as of December 7, 1999


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                                  STAPLES, INC.

                   STAPLES.COM COMMON STOCK PURCHASE AGREEMENT

         This Agreement dated as of December 7, 1999 is entered into by and between Staples, Inc., a Delaware corporation (the "Company), and the undersigned outside Director of the Company or his or her designee, provided that the designee is either the spouse or minor child of the outside Director or a trust solely for the benefit of any of the foregoing (the "Purchaser").

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1. SALE OF SHARES. Subject to the terms and conditions of this Agreement, the Company hereby sells and issues to the Purchaser, and the Purchaser hereby purchases, 100,000 shares of the Company's Staples.com Common Stock, $0.0006 par value per share (the "Staples.com Stock"), for the purchase price of $162,500 (the "Purchase Price"). The shares of Staples.com Stock sold under this Agreement are referred to as the "Shares." Promptly after the execution of this Agreement, the Company shall deliver to the Purchaser a certificate for the number of Shares being purchased by the Purchaser, registered in the name of the Purchaser, against payment to the Company of the Purchase Price, by wire transfer or other method acceptable to the Company.

         2. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Purchasers that the statements contained in this Section 2 are true, complete and correct.

            2.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure so to qualify would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect").

            2.2 ISSUANCE OF SHARES. The issuance, sale and delivery of the Shares in accordance with this Agreement, have been duly authorized by the Board of Directors of the Company, and all such Shares have been, or will be on or prior to the Closing, duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and will have been issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws.

            3. REPRESENTATIONS OF THE PURCHASER. The Purchaser severally represents and warrants to the Company as follows:

            3.1 INVESTMENT. The Purchaser is acquiring the Shares for his or her own account for investment and not with a view to, or for sale in connection with, any distribution

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thereof, nor with any present intention of distributing or selling the same, except for possible sales to Affiliates (as that term is defined in Rule 144 adopted under the Securities Act of 1933, as amended (the "Securities Act"), of the Purchaser; and, except as contemplated by this Agreement the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, and has made detailed inquiry concerning the Company, its business and its personnel. The officers of the Company have made available to the Purchaser any and all written information which he or she has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser. The Purchaser has sufficient knowledge and experience in finance and business that he or she is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof.

         4. TRANSFER RESTRICTIONS.

            4.1 SECURITIES RESTRICTIONS. The Purchaser acknowledges that the Shares have not been registered under the Securities Act and shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel to such Purchaser, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.


                4.2 LEGEND. The Purchaser acknowledges that, until such time as the Shares become eligible for resale pursuant to Rule 144(k) under the Securities Act, each certificate representing the Shares shall bear a legend substantially in the following form:

                "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

                4.3 RIGHT OF FIRST OFFER. The Purchaser shall not sell, assign, pledge or otherwise transfer (collectively, "transfer") any of the Shares or any right or interest therein, whether voluntarily, by gift or otherwise, except to an Affiliate of such Purchaser who agrees in a writing addressed to the Company to be bound by the terms of this Agreement (a "Permitted Transferee"), other than in accordance with the following requirements:

                (a) OFFERING NOTICE. If the Purchaser wishes to transfer all or any portion of his or her Shares to any person (a "Third Party Purchaser"), the Purchaser shall offer such Shares first to the Company, by sending written notice (an "Offering Notice") to the Company, which shall state (i) the number of Shares proposed to be transferred (the "Offered Securities"); (ii) the proposed purchase price per Share for the Offered Securities (the "Offer Price"); and (iii) the terms and conditions of such sale. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived or shall have expired.


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                (b) COMPANY OPTION; EXERCISE. For a period of 15 days after the giving of the Offering Notice pursuant to Section 4.3(a) (the "Company Option Period"), the Company shall have the right (the "Company Option") but not the obligation to purchase any or all of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. The right of the Company to purchase any or all of the Offered Securities under this Section 4.3(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 15-day period referred to above, to the Purchaser, which notice shall state the number of Offered Securities proposed to be purchased by the Company. The failure of the Company to respond within such 15-day period shall be deemed to be a waiver of the Company Option, PROVIDED that the Company may waive its rights under this Section 4.3(b) prior to the expiration of such 15-day period by giving written notice to the Purchaser.

                (c) SALE TO THIRD PART PURCHASER. If the Company does not elect to purchase all of the Offered Securities pursuant to Section 4.3(b), the Purchaser may sell all, but not less than all, of the remaining Offered Securities to a Third Party Purchaser on the terms and conditions set forth in the Offering Notice; PROVIDED, HOWEVER, that such sale is bona fide and consummated within 60 days after the earlier to occur of (i) the waiver by the Company of its option to purchase the Offered Securities and (ii) the expiration of the Company Option Period (the "Contract Date"); and PROVIDED FURTHER, that such sale shall not be consummated unless and until, prior to the purchase by such Third Party Purchaser of any of such Offered Securities, such Third Party Purchaser shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof. If such sale is not consummated by the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Purchaser without again offering the same to the Company in accordance with this Section 4.3.

                (d) NON-COMPLYING TRANSFERS. Any sale or transfer, or purported sale or transfer, of Shares shall be null and void unless the terms, conditions and provisions of this Section 4 are strictly observed and followed.

                (e) TERMINATION. The terms of this Section 4.3 shall terminate upon (i) the first anniversary of the closing of the first public offering of shares of Staples.com Stock which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act (other than an offering registered on Form S-4, Form S-8 or any successor forms), (ii) the sale of all or substantially all of the assets or business of the Company, whether by merger, sale of assets or otherwise (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 75% by voting power of the capital stock of the surviving corporation in approximately the same relative proportions) or (iii) at such time as all of the outstanding shares of Staples.com Stock are exchanged for shares of Staples Retail and Delivery Common Stock, or all of the outstanding shares of Staples Retail and Delivery Common Stock are exchanged for shares of Staples.com Stock, pursuant to the terms of the Certificate of Incorporation of the Company, as amended.

                (f) LEGEND. The certificates representing the Shares shall bear a legend that indicates that the Shares are subject to a right of first offer in favor of the Company as set forth in


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this Section 4.3 (in addition to, or in combination with, any legend required by applicable federal and state securities laws).

           5.   MISCELLANEOUS.

                5.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and any rights and obligations of a Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser in accordance with the terms of this Agreement, PROVIDED that such transferee agrees in writing with the Company to be bound by the terms of this Agreement.

                5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

                5.3 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                5.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

                5.5 NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

           If to the Company, at 500 Staples Drive, Framingham, Massachusetts 01702, Attention: Jack A. VanWoerkom or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser; or

           If to a Purchaser, at such Purchaser's address as set forth on the records of the Company.

           Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this
Section 5.5.

                5.6 COMPLETE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.


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                5.7 AMENDMENTS AND WAIVERS. The terms of this Agreement may be amended only with the prior written consent of all parties to this Agreement.

                5.8 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                5.9 SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         Executed as of the date first written above.

                                             COMPANY:

                                             STAPLES, INC.

                                             By:____________________________
                                                Name:
                                                Title:

                                             PURCHASER:

                                             -------------------------------
                                             Name:




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